EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 7, 2019, with respect to the financial statements included in the Annual Report of Insignia Systems, Inc. on Form 10-K for the year ended December 31, 2018. We hereby consent to the incorporation by reference of said report in the following Registration Statements of Insignia Systems, Inc. on the Forms indicated:

Form S-3:

File No. 333-221755, effective November 30, 2017

Form S-8:

File No. 333-226670, effective August 8, 2018
File No. 333-205961, effective July 30, 2015
File No. 333-197933, effective August 7, 2014
File No. 333-188761, effective May 22, 2013
File No. 333-182981, effective August 1, 2012

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota
March 7, 2019